Exhibit 99.1


                             FSI INTERNATIONAL, INC.
                             1997 OMNIBUS STOCK PLAN
                       (as amended effective January 1998)


         1. Purpose. The purpose of the FSI International, Inc. 1997 Omnibus Stock Plan (the "Plan") is to motivate key personnel to produce a superior return to the shareholders of the Company by offering such personnel an opportunity to realize Stock appreciation, by facilitating Stock ownership and by rewarding them for achieving a high level of corporate financial performance. The Plan is also intended to facilitate recruiting and retaining key personnel of outstanding ability by providing an attractive capital accumulation opportunity. Additionally, the Plan is intended to provide Outside Directors with an opportunity to acquire a proprietary interest in the Company, to compensate Outside Directors for their contribution to the Company and to aid in attracting and retaining Outside Directors.

         2. Definitions.

                  2.1 The terms defined in this Section are used (and capitalized) elsewhere in the Plan.

                           (a) "Affiliate" means any corporation that is a
                  "parent corporation" or "subsidiary corporation" of the Company, as those terms are defined in Code Section 424(e) and
                  (f), or any successor provisions.

                           (b) "Agreement" means (i) a written contract
                  consistent with the terms of the Plan entered into between the Company or an Affiliate and a Participant, (ii) containing the terms and conditions of an Award in such form and not inconsistent with this Plan as the Committee shall approve from time to time, together with all amendments thereto, which amendments may be unilaterally made by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and not required as a matter of law.

                           (c) "Award" or "Awards" means a grant made under this
                  Plan in the form of Restricted Stock, Options, Stock Appreciation Rights, Performance Units, Stock or any other stock-based award.

                           (d) "Board" means the Board of Directors of the
                  Company.

                           (e) "Code" means the Internal Revenue Code of 1986,
                  as amended and in effect from time to time or any successor statute.

                           (f) "Committee" means the two or more Non-Employee
                  Directors designated by the Board to administer the Plan under Plan Section 3.1 and constituted so as to permit grants thereby to comply with Exchange Act Rule 16b-3.

                           (g) "Company" means FSI International, Inc., a
                  Minnesota corporation, or the successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

                           (h) "Effective Date" means the date specified in Plan
                  Section 12.1.

                           (i) "Employee" means an employee (including an
                  officer or director who is also an employee) of the Company or an Affiliate.

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                           (j) "Event" means any of the following:

                                    (1) The acquisition by any individual,
                           entity or group (within the meaning of Exchange Act Sections 13(d)(3) or 14(d)(2)) of beneficial ownership (within the meaning of Exchange Act Rule 13d-3) of 30% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the Board (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute an
                           Event:

                                             (A) any acquisition of common stock
                                    or voting securities of the Company directly from the Company,

                                             (B) any acquisition of common stock
                                    or voting securities of the Company by the Company or any of its wholly-owned Subsidiaries,

                                             (C) any acquisition of common stock
                                    or voting securities of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, or

                                             (D) any acquisition by any
                                    corporation with respect to which,
                                    immediately following such acquisition, more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as was their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

                                    (2) Individuals who, as of the Effective
                           Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director of the Board subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest that was (or, if threatened, would have been) subject to Exchange Act Rule 14a-11 or its successor provision;

                                    (3) Approval by the shareholders of the
                           Company of a reorganization, merger, consolidation or statutory exchange of Outstanding Company Voting Securities, unless immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as was their ownership, immediately

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                           prior to such reorganization, merger, consolidation
                           or exchange, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

                                    (4) Approval by the shareholders of the
                           Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, immediately following such sale or other disposition, more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as was their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

                  Notwithstanding the above, an Event shall not be deemed to occur with respect to a recipient of an Award if the acquisition of the 30% or greater interest referred to in paragraph (1) is by a group, acting in concert, that includes that recipient of an Award or if at least 30% of the then outstanding common stock or combined voting power of the then outstanding voting securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company shall be beneficially owned, directly or indirectly, immediately after a reorganization, merger, consolidation, statutory share exchange or disposition of assets referred to in paragraphs (3) or (4) by a group, acting in concert, that includes that recipient of an Award.

                           (k) "Exchange Act" means the Securities Exchange Act
                  of 1934, as amended and in effect from time to time, or any successor statute.

                           (l) "Exchange Act Rule 16b-3" means Rule 16b-3
                  promulgated by the Securities and Exchange Commission under the Exchange Act as now in force and in effect from time to time or any successor regulation.

                           (m) "Fair Market Value" as of any date means, unless
                  otherwise expressly provided in the Plan:

                                    (i) the closing price of a Share on the date
                           immediately preceding that date or, if no sale of Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred

                                             (A) on the composite tape for New
                                    York Stock Exchange listed shares, or

                                             (B) if the Shares are not quoted on
                                    the composite tape for New York Stock
                                    Exchange listed shares, on the principal
                                    United States Securities Exchange registered under the Exchange Act on which the Shares are listed, or

                                             (C) if the Shares are not listed on
                                    any such exchange, on the National
                                    Association of Securities Dealers, Inc.
                                    Automated Quotations National Market System, or

                                    (ii) if clause (i) is inapplicable, the mean
                           between the closing "bid" and the closing "asked" quotation of a Share on the date immediately preceding that date, or, if

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                           no closing bid or asked quotation is made on that
                           date, on the next preceding day on which a closing bid and asked quotation is made, on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or

                                    (iii) if clauses (i) and (ii) are
                           inapplicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date, using such criteria as it shall determine, in its sole discretion, to be appropriate for valuation.

                  However, if the applicable securities exchange or system has closed for the day at the time the event occurs that triggers a determination of Fair Market Value, whether the grant of an Award, the exercise of an Option or Stock Appreciation Right or otherwise, all references in this paragraph to the "date immediately preceding that date" shall be deemed to be references to "that date". In the case of an Incentive Stock Option, if this determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance with those regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Plan Section 16.

                           (n) "Fundamental Change" shall mean a dissolution or
                  liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

                           (o) "Incentive Stock Option" means any Option
                  designated as such and granted in accordance with the requirements of Code Section 422 or any successor provision.

                           (p) "Insider" as of a particular date means any
                  person who, as of that date is an officer of the Company as defined under Exchange Act Rule 16a-1(f) or its successor provision.

                           (q) "Non-Employee Director" means a member of the
                  Board who is considered a non-employee director within the meaning of Exchange Act Rule 16b-3(b)(3) or its successor provision.

                           (r) "Non-Statutory Stock Option" means an Option
                  other than an Incentive Stock Option.

                           (s) "Option" means a right to purchase Stock,
                  including both Non-Statutory Stock Options and Incentive Stock Options.

                           (t) "Outside Director" means a director who is not an
                  Employee.

                           (u) "Participant" means a person or entity to whom an
                  Award is or has been made in accordance with the Plan.

                           (v) "Performance Cycle" means the period of time as
                  specified in an Agreement over which Performance Units are to be earned.

                           (w) "Performance Units" means an Award made pursuant
                  to Plan Section 11.

                           (x) "Plan" means this FSI International, Inc. 1997
                  Omnibus Stock Plan, as may be amended and in effect from time to time.

                           (y) "Restricted Stock" means Stock granted under Plan
                  Section 7 so long as such Stock remains subject to one or more restrictions.

                           (z) "Section 16" or "Section 16(b)" means Section 16
                  or Section 16(b),

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                  respectively, of the Exchange Act or any successor statute and the rules and regulations promulgated thereunder as in effect and as amended from time to time.

                           (aa) "Share" means a share of Stock.

                           (bb) "Stock" means the common stock, no designated
                  par value, of the Company.

                           (cc) "Stock Appreciation Right" means a right, the
                  value of which is determined in relation to the appreciation in value of Shares pursuant to an Award granted under Plan
                  Section 10.

                           (dd) "Subsidiary" means a "subsidiary corporation",
                  as that term is defined in Code Section 424(f), or any successor provision.

                           (ee) "Successor" with respect to a Participant means
                  the legal representative of an incompetent Participant, and if the Participant is deceased the estate of the Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award, acquire the right to exercise an Option or Stock Appreciation Right or to receive cash and/or Shares issuable in satisfaction of an Award in the event of the Participant's death.

                           (ff) "Term" means the period during which an Option
                  or Stock Appreciation Right may be exercised or the period during which the restrictions or terms and conditions placed on Restricted Stock or any other Award are in effect.

                           (gg) "Transferee" means any member of the
                  Participant's immediate family (i.e., his or her children, step-children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners.

                  2.2 Gender and Number. Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

         3. Administration and Indemnification.

                  3.1 Administration.

                           (a) The Committee shall administer the Plan. The
                  Committee shall have exclusive power to (i) make Awards, (ii) determine when and to whom Awards will be granted, the form of each Award, the amount of each Award (except as to the amount of the Initial Outside Director Option and the Annual Outside Director Option, as provided in Plan Section 9.3), and any other terms or conditions of each Award consistent with the Plan, and (iii) determine whether, to what extent and under what circumstances, Awards may be settled, paid or exercised in cash, Shares or other Awards, or other property or canceled, forfeited or suspended. Each Award shall be subject to an Agreement which has been authorized by the Committee.

                           (b) Solely for purposes of determining and
                  administering Awards to Participants who are not Insiders, the Committee may delegate all or any portion of their authority under the Plan to one or more persons who are not Non-Employee Directors.

                           (c) To the extent within its discretion and subject
                  to Plan Sections 15 and 16, other than price, the Committee may amend the terms and conditions of any outstanding Award.

                           (d) It is the intent that the Plan and all Awards
                  granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act

                  Rule 16b-3, except in such instances as the Committee, in its discretion, may so provide. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 3.1(d), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applicable to Insiders to the extent permitted by law and in the manner deemed advisable by the Committee.

                           (e) The Committee's interpretation of the Plan and of
                  any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein. Consistent with its terms, the Committee shall have the power to establish, amend or waive regulations to administer the Plan. In carrying out any of its responsibilities, the Committee shall have discretionary authority to construe the terms of the Plan and any Award or Agreement made under the Plan.

                  3.2 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company's approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company's expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company's Articles of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

         4. Shares Available Under the Plan.

                           (a) The number of Shares available for distribution
                  under this Plan shall not exceed 1,750,000 (subject to adjustment pursuant to Plan Section 16).

                           (b) Any Shares subject to the terms and conditions of
                  an Award under this Plan that are not used because the terms and conditions of the Award are not met may again be used for an Award under the Plan. But Shares with respect to which a Stock Appreciation Right has been exercised whether paid in cash and/or in Shares may not again be awarded under this Plan.

                           (c) Any unexercised or undistributed portion of any
                  terminated, expired, exchanged, or forfeited Award, or any Award settled in cash in lieu of Shares (except as provided in Plan Section 4(b)) shall be available for further Awards.

                           (d) For the purposes of computing the total number of
                  Shares granted under the Plan, the following rules shall apply to Awards payable in Shares where appropriate:

                                    (i) EACH OPTION SHALL BE DEEMED TO BE THE
                           EQUIVALENT OF THE MAXIMUM NUMBER OF SHARES THAT MAY BE ISSUED UPON EXERCISE OF THE PARTICULAR OPTION;

                                    (ii) AN AWARD (OTHER THAN AN OPTION) PAYABLE
                           IN SOME OTHER SECURITY SHALL BE DEEMED TO BE EQUAL TO THE NUMBER OF SHARES TO WHICH IT RELATES;

                                    (iii) WHERE THE NUMBER OF SHARES AVAILABLE
                           UNDER THE AWARD IS VARIABLE ON THE DATE IT IS GRANTED, THE NUMBER OF SHARES SHALL BE DEEMED TO BE THE MAXIMUM NUMBER

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                           OF SHARES THAT COULD BE RECEIVED UNDER THAT
                           PARTICULAR AWARD; AND

                                    (iv) WHERE TWO OR MORE TYPES OF AWARDS (ALL
                           OF WHICH ARE PAYABLE IN SHARES) ARE GRANTED TO A PARTICIPANT IN TANDEM WITH EACH OTHER, SUCH THAT THE EXERCISE OF ONE TYPE OF AWARD WITH RESPECT TO A NUMBER OF SHARES CANCELS AT LEAST AN EQUAL NUMBER OF SHARES OF THE OTHER, EACH SUCH JOINT AWARD SHALL BE DEEMED TO BE THE EQUIVALENT OF THE MAXIMUM NUMBER OF SHARES AVAILABLE UNDER THE LARGEST SINGLE AWARD.

                  Additional rules for determining the number of Shares granted under the Plan may be made by the Committee, as it deems necessary or desirable.

                           (e) No fractional Shares may be issued under the
                  Plan; however, cash shall be paid in lieu of any fractional Share in settlement of an Award.

                           (f) The maximum number of Shares that may be awarded
                  to a Participant in any calendar year in the form of Options is 100,000 and the maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Stock Appreciation Rights is 100,000.

         5. Eligibility. Participation in the Plan shall be limited to Employees and to individuals or entities who are not Employees but who provide services to the Company or an Affiliate, including services provided in the capacity of a consultant, advisor or director. The granting of Awards is solely at the discretion of the Committee, except that Incentive Stock Options may only be granted to Employees and Awards to Outside Directors are subject to the limits of Section 9.3(g).

         6. General Terms of Awards.

                  6.1 Amount of Award. Each Agreement shall set forth the number of Shares of Restricted Stock, Stock or Performance Units subject to the Agreement, or the number of Shares to which the Option subject to the Agreement applies or with respect to which payment upon the exercise of the Stock Appreciation Right subject to the Agreement is to be determined, as the case may be, together with such other terms and conditions applicable to the Award as determined by the Committee acting in its sole discretion.

                  6.2 Term. Each Agreement, other than those relating solely to Awards of Shares without restrictions, shall set forth the Term of the Option, Stock Appreciation Right, Restricted Stock or other Award or the Performance Cycle for the Performance Units, as the case may be. Acceleration of the expiration of the applicable Term is permitted, upon such terms and conditions as shall be set forth in the Agreement, which may, but need not, include without limitation, acceleration resulting from the occurrence of an Event or in the event of the Participant's death or retirement. Acceleration of the Performance Cycle of Performance Units shall be subject to Plan Section 11.2.

                  6.3 Transferability. Except as provided in this Section, during the lifetime of a Participant to whom an Award is granted, only that Participant (or that Participant's legal representative) may exercise an Option or Stock Appreciation Right, or receive payment with respect to Performance Units or any other Award. No Award of Restricted Stock (prior to the expiration of the restrictions), Options, Stock Appreciation Rights or Performance Units or other Award may be sold, assigned, transferred, exchanged or otherwise encumbered other than pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act ("ERISA") or the rules thereunder; any attempted transfer in violation of this
Section 6.3 shall be of no effect. Notwithstanding the immediately preceding sentence, the Committee, in an Agreement or otherwise at its discretion, may provide (i) that the Award subject to the Agreement shall be transferable to a Successor in the event of a Participant's death, or (ii) that the Award (other than Incentive Stock Options) may be transferable to a Transferee. Any Award held by a Transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately prior to the transfer thereof to the Transferee.

                  6.4 Termination of Employment. No Option or Stock Appreciation Right may be exercised

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by a Participant, all Restricted Stock held by a Participant or any other Award then subject to restrictions shall be forfeited, and no payment with respect to Performance Units for which the applicable Performance Cycle has not been completed shall be made, if the Participant's employment or other relationship with the Company and its Affiliates shall be voluntarily terminated or involuntarily terminated with or without cause prior to the expiration of the Term of the Option, Stock Appreciation Right, Restricted Stock or other Award, or the completion of the Performance Cycle, as the case may be, except as, and to the extent, provided in the Agreement applicable to that Award. An Award may be exercised by, or paid to, a Transferee or the Successor of a Participant following the death of the Participant to the extent, and during the period of time, if any, provided in the applicable Agreement.

                  6.5 Rights as Shareholder. Each Agreement shall provide that a Participant shall have no rights as a shareholder with respect to any securities covered by an Award if and until the date the Participant becomes the holder of record of the Stock, if any, to which the Award relates.

         7. Restricted Stock Awards.

                           (a) An Award of Restricted Stock under the Plan shall
                  consist of Shares subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Agreement. The Committee may provide for the lapse or waiver of any such restriction or condition based on such factors or criteria as the Committee, in its sole discretion, may determine.

                           (b) Except as otherwise provided in the applicable
                  Agreement, each Stock certificate issued with respect to an Award of Restricted Stock shall either be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, or bear such legends with respect to the restricted nature of the Restricted Stock evidenced thereby as shall be provided for in the applicable Agreement.

                           (c) The Agreement shall describe the terms and
                  conditions by which the restrictions and conditions of forfeiture upon awarded Restricted Stock shall lapse. Upon the lapse of the restrictions and conditions, Shares free of restrictive legends, if any, relating to such restrictions shall be issued to the Participant or a Successor or Transferee.

                           (d) A Participant or a Transferee with a Restricted
                  Stock Award shall have all the other rights of a shareholder including, but not limited to, the right to receive dividends and the right to vote the Shares of Restricted Stock.

                           (e) No more than 100,000 of the total number of
                  Shares available for Awards under the Plan shall be issued during the term of the Plan as Restricted Stock. This limitation shall be calculated pursuant to the applicable provisions of Plan Sections 4 and 16.

         8. Other Awards. The Committee may from time to time grant Stock and other Awards under the Plan including without limitations those Awards pursuant to which Shares are or may in the future be acquired, Awards denominated in Stock units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. The Committee may, at its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

         No more than 25,000 of the total number of Shares available for Awards under the Plan shall be issued during the term of the Plan in the form of Stock without restrictions.

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         9. Stock Options.

                  9.1 Terms of All Options.

                           (a) An Option shall be granted pursuant to an
                  Agreement as either an Incentive Stock Option or a Non-Statutory Stock Option. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the Agreement, but shall not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted (except as provided in Plan Section 19).

                           (b) The purchase price of the Shares with respect to
                  which an Option is exercised shall be payable in full at the time of exercise, provided that to the extent permitted by law, the Agreement may permit some or all Participants to simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from the sale as payment of the purchase price of the Shares. The purchase price may be payable in cash, in Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option, or a combination thereof, as determined by the Committee and provided in the Agreement but no fractional Shares will be issued or accepted.

                           (c) The Committee may provide, in an Agreement or
                  otherwise, that a Participant who exercises an Option and pays the Option price in whole or in part with Shares then owned by the Participant will be entitled to receive another Option covering the same number of shares tendered and with a price of no less than Fair Market Value on the date of grant of such additional Option ("Reload Option"). Unless otherwise provided in the Agreement, a Participant, in order to be entitled to a Reload Option, must pay with Shares that have been owned by the Participant for at least the preceding 180 days.

                           (d) Each Option shall be exercisable in whole or in
                  part on the terms provided in the Agreement. In no event shall any Option be exercisable at any time after the expiration of its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated.

                  9.2 Incentive Stock Options. In addition to the other terms and conditions applicable to all Options:

                           (i) THE AGGREGATE FAIR MARKET VALUE (DETERMINED AS OF
                  THE DATE THE OPTION IS GRANTED) OF THE SHARES WITH RESPECT TO WHICH INCENTIVE STOCK OPTIONS HELD BY AN INDIVIDUAL FIRST BECOME EXERCISABLE IN ANY CALENDAR YEAR (UNDER THIS PLAN AND ALL OTHER INCENTIVE STOCK OPTION PLANS OF THE COMPANY AND ITS AFFILIATES) SHALL NOT EXCEED $100,000 (OR SUCH OTHER LIMIT AS MAY BE REQUIRED BY THE CODE) IF THIS LIMITATION IS NECESSARY TO QUALIFY THE OPTION AS AN INCENTIVE STOCK OPTION AND TO THE EXTENT AN OPTION OR OPTIONS GRANTED TO A PARTICIPANT EXCEED THIS LIMIT THE OPTION OR OPTIONS SHALL BE TREATED AS A NON-STATUTORY STOCK OPTION;

                           (ii) AN INCENTIVE STOCK OPTION SHALL NOT BE
                  EXERCISABLE MORE THAN 10 YEARS AFTER THE DATE OF GRANT (OR SUCH OTHER LIMIT AS MAY BE REQUIRED BY THE CODE) IF THIS LIMITATION IS NECESSARY TO QUALIFY THE OPTION AS AN INCENTIVE STOCK OPTION;

                           (iii) THE AGREEMENT COVERING AN INCENTIVE STOCK
                  OPTION SHALL CONTAIN SUCH OTHER TERMS AND PROVISIONS THAT THE COMMITTEE DETERMINES NECESSARY TO QUALIFY THIS OPTION AS AN INCENTIVE STOCK OPTION; AND

                           (iv) NOTWITHSTANDING ANY OTHER PROVISION OF THIS PLAN
                  TO THE CONTRARY, NO PARTICIPANT MAY RECEIVE AN INCENTIVE STOCK OPTION UNDER THE PLAN IF, AT THE TIME THE AWARD IS GRANTED, THE PARTICIPANT OWNS (AFTER APPLICATION OF THE RULES CONTAINED IN CODE SECTION 424(d), OR ITS SUCCESSOR PROVISION), SHARES POSSESSING MORE THAN TEN PERCENT OF THE TOTAL COMBINED VOTING POWER OF ALL

                  CLASSES OF STOCK OF THE CORPORATION OR ITS SUBSIDIARIES, UNLESS (i) THE OPTION PRICE FOR THAT INCENTIVE STOCK OPTION IS AT LEAST 110 PERCENT OF THE FAIR MARKET VALUE OF THE SHARES SUBJECT TO THAT INCENTIVE STOCK OPTION ON THE DATE OF GRANT AND (ii) THAT OPTION IS NOT EXERCISABLE AFTER THE DATE FIVE YEARS FROM THE DATE THAT INCENTIVE STOCK OPTION IS GRANTED.

                  9.3 Terms and Conditions of Outside Directors' Options.

                           (a) Initial Outside Directors' Options. Subject to
                  the terms and conditions of this Plan, any Outside Director first elected or appointed to the Board on or after January 22, 1997 (the "Approval Date") shall receive, by virtue of serving as a director of the Company, a single grant of a Non-Statutory Stock Option to purchase 10,000 Shares (an "Initial Outside Director Option").

                           (b) Vesting of Initial Outside Directors' Options.
                  Subject to the provisions of Plan Section 9.3(e), Initial Outside Directors' Options granted pursuant to this Plan shall vest and become exercisable six months after the date of grant. Each Initial Outside Directors' Option, to the extent exercisable, shall be exercisable in whole or in part

                           (c) Annual Outside Director Option Grants. For the
                   Annual Meeting of Shareholders for fiscal year 1997 (to be held on January 22, 1997) and for each Annual Meeting of Shareholders thereafter during the term of this Plan, each Outside Director serving as an Outside Director of the Company immediately following the Annual Meeting shall be granted, by virtue of serving as an Outside Director of the Company, a Non-Statutory Stock Option to purchase 4,000 Shares (an "Annual Outside Director Option"). Each Annual Outside Director Option shall be deemed to be granted to each Outside Director immediately after an Annual Meeting and shall be granted regardless of whether or not an Outside Director previously received, or simultaneously receives, an Initial Outside Director Option. Initial Outside Director Options and Annual Outside Director Options together are sometimes referred to as "Outside Director Options."

                           (d) Vesting of Annual Director Options. Subject to
                   the provisions of Plan Section 9.3(e), Annual Outside Director Options shall vest and become exercisable cumulatively on an annual basis, as follows: one-third of the total number of Shares subject to each Option shall become exercisable on each of the first and second anniversaries of the date of grant and the remaining Shares subject to the Option shall become exercisable on the third anniversary of the date of grant. Each Option, to the extent exercisable, shall be exercisable in whole or in part.

                           (e) Termination of Initial and Annual Outside
                   Directors' Options. Each Outside Director Option granted pursuant to this Plan and all rights to purchase Shares thereunder shall terminate on the earliest of:

                           (i) ten years after the date that the Outside Director Option was granted;

                           (ii) the expiration of the period specified in the Agreement after the death or permanent disability of an Outside Director;

                           (iii) February 28, 1997, if the shareholders of the Company shall not have approved this Plan as of or prior to that date at a duly held shareholders' meeting; or

                           (iv) ninety days after the date the Outside Director ceases to be a director of the Company, provided, however, that the option shall be exercisable during this 90-day period only to the extent the option was exercisable as of the date the person ceases to be an Outside Director unless the cessation results from the director's death or permanent disability. Notwithstanding the preceding sentence, if an Outside Director who resigns or whose term expires then becomes a consultant or Employee of the Company within ninety days of such resignation or term expiration, the Outside Director Options of such person shall continue in full force and effect.

                           In no event shall an Option be exercisable at any
                   time after its original expiration date. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated and will no longer be outstanding.

                           (f) Allocation of Common Shares. If as of a date on
                   which an Option or Options are to be awarded pursuant to the provisions of this Section 9.3, the number of Shares available for issuance under the Plan as of this date are less than the number of options to purchase Shares that otherwise would be awarded, then the following formula shall determine how the remaining number of Shares are to be allocated:

                           (i) if only one Outside Director is to receive an Option on the date, then that Outside Director shall receive an Option to purchase Shares equal to the number of Shares remaining;

                           (ii) if two or more Outside Directors are to receive Options on the date:

                                    (1)      all Initial Outside Director
                                             Options shall first be awarded; if,
                                             however, the number of Shares
                                             available is less than the number
                                             of options to purchase Shares that
                                             would otherwise be awarded as
                                             Initial Outside Director Options
                                             then each Outside Director eligible
                                             to receive an Initial Outside
                                             Director Option shall receive the
                                             number of Options that results from
                                             the following equation: the whole
                                             number of Shares available divided
                                             by the number of Outside Directors
                                             eligible to receive such an Option,
                                             provided, however, that no
                                             fractional shares shall be awarded;
                                             and if such allocation occurs, any
                                             remaining Shares shall not be
                                             awarded and shall be deemed not
                                             subject to distribution for
                                             purposes of Plan Section 4; and

                                    (2)      If on that date all Initial Outside
                                             Director Options to be awarded are
                                             awarded in the full amount or if no
                                             Initial Outside Director Options
                                             are to be awarded, then each
                                             Outside Director eligible for an
                                             Annual Outside Director Option
                                             shall receive an Annual Outside
                                             Director Option to purchase Shares
                                             in the amount that results from the
                                             following equation: the whole
                                             number of Shares available divided
                                             by the number of Outside Directors
                                             eligible for an Annual Outside
                                             Director Option, provided, however,
                                             that no fractional shares shall be
                                             awarded; and any remaining Shares
                                             shall not be awarded and shall be
                                             deemed not subject to distribution
                                             for purposes of Plan Section 4.

                           (g) Non-exclusivity of Section 9.3. The provisions of
                  this Section 9.3 are not intended to be exclusive; however, the Committee, in its discretion, may grant Options or other Awards to an Outside Director, but only in substitution for Outside Director Options held by that director.

         10. Stock Appreciation Rights. An Award of a Stock Appreciation Right shall entitle the Participant (or a Successor or Transferee), subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified price that shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right. A Stock Appreciation Right may be granted in connection with part or all of, in addition to, or completely independent of an Option or any other Award under this Plan. If issued in connection with a previously or contemporaneously granted Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels a pro rata portion of the Option with which it is connected and vice versa. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement. Notwithstanding anything to the contrary stated in the Plan, no Stock Appreciation Right shall be exercisable by a Participant or Successor or Transferee prior to six months from the date of grant except in the event of the death or disability of the Participant. No Stock Appreciation Right shall be exercisable at any time after the expiration of its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant or a Successor or Transferee shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee and provided in the Agreement. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right.

         11. Performance Units.

                  11.1 Initial Award.

                           (a) An Award of Performance Units under the Plan
                  shall entitle the Participant or a Successor or Transferee to future payments of cash, Shares or a combination of cash and Shares, as determined by the Committee and provided in the Agreement, based upon the achievement of pre-established performance targets. These performance targets may, but need not, include without limitation targets relating to one or more of the Company's or a group's, unit's, Affiliate's or an individual's performance. The Agreement may establish that a portion of the total potential of a Participant's Award will be paid for performance that exceeds the minimum target but falls below the maximum target applicable to the Award. The Agreement shall also provide for the timing of the payment.

                           (b) Following the conclusion or acceleration of each
                  Performance Cycle, the Committee shall determine the extent to which (i) performance targets have been attained, (ii) any other terms and conditions with respect to an Award relating to the Performance Cycle have been satisfied and (iii) payment is due with respect to an Award of Performance Units.

                  11.2 Acceleration and Adjustment. The Agreement may permit an acceleration of the Performance Cycle and an adjustment of performance targets and payments with respect to some or all of the Performance Units awarded to a Participant, upon such terms and conditions as shall be set forth in the Agreement, upon the occurrence of certain events, which may, but need not include without limitation an Event, a Fundamental Change, a recapitalization, a change in the accounting practices of the Company, a change in the Participant's title or employment responsibilities, the Participant's death or retirement or, with respect to payments in Shares with respect to Performance Units, a reclassification, stock dividend, stock split or stock combination as provided in Plan Section 16. The Agreement also may provide for a limitation on the value of an Award of Performance Units that a Participant may receive.

         12. Effective Date and Duration of the Plan.

                  12.1 Effective Date. The Plan became effective as of January 22, 1997.

                  12.2 Duration of the Plan. The Plan shall remain in effect until all Stock subject to it shall be distributed or until all Awards have expired or lapsed, or the Plan is terminated pursuant to Plan Section 15 or until January 23, 2007 (the "Termination Date"); provided, however, Awards made prior to the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise. No Award of an Incentive Stock Option shall be made more than 10 years after the Effective Date (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option. The date and time of approval by the Committee of the granting of an Award (or such other time as the Committee may designate) shall be considered the date and time at which the Award is made or granted.

         13. Plan Does Not Affect Employment Status.

                           (a) Status as an eligible Employee shall not be
                  construed as a commitment that any Award will be made under the Plan to that eligible Employee or to eligible Employees generally.

                           (b) Nothing in the Plan or in any Agreement or
                  related documents shall confer upon any Employee or Participant any right to continue in the employment of the Company or any Affiliate or constitute any contract of employment or affect any right that the Company or any Affiliate may have to change such person's compensation, other benefits, job responsibilities, or title, or to terminate the employment of such person with or without cause.

         14. Tax Withholding. The Company shall have the right to withhold from any cash payment under the Plan to a Participant or other person (including a Successor or a Transferee) an amount sufficient to cover any required withholding taxes. The Company shall have the right to require a Participant or other person receiving Shares under the Plan to pay the Company a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the individual's full FICA and federal, state and local income taxes with respect to income arising from payment of the Award, through a reduction of the number of Shares delivered or a subsequent return to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws.

         15. Amendment, Modification and Termination of the Plan.

                  (a) The Board may at any time and from time to time terminate, suspend or modify the Plan. Except as limited in (b) below, the Committee may at any time alter or amend any or all Agreements under the Plan to the extent permitted by law. However, no such action may, without further approval of the shareholders of the Company, be effective if such approval is required in order that the Plan conform to the requirements of Code Section 422.

                  (b) No termination, suspension, or modification of the Plan will materially and adversely affect any right acquired by any Participant or Successor or Transferee under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant in the Agreement or otherwise, or required as a matter of law; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Plan Sections
         11.2 or 16 does not adversely affect these rights.

         16. Adjustment for Changes in Capitalization. Subject to any required action by the Company's shareholders, appropriate adjustments, so as to prevent enlargement of rights or inappropriate dilution - (i) in the aggregate number and type of Shares available for Awards under the Plan, (ii) in the limitations on the number of Shares that may be issued to an individual Participant as an Option or a Stock Appreciation Right in any calendar year or that may be issued in the form of Restricted Stock or Shares without restrictions, (iii) in the number and type of Shares and amount of cash subject to Awards then outstanding,
(iv) in the Option price as to any outstanding Options and, (v) subject to Plan
Section 11.2, in outstanding Performance Units and payments with respect to outstanding Performance Units - may be made by the Committee in its sole discretion to give effect to adjustments made in the number or type of Shares through a Fundamental Change (subject to Plan Section 17), recapitalization, reclassification, stock dividend, stock split, stock combination or other relevant change, provided that fractional Shares shall be rounded to the nearest whole Share.

         17. Fundamental Change. In the event of a proposed Fundamental Change, the Committee may, but shall not be obligated to:

                  (a) if the Fundamental Change is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of the outstanding Options and Stock Appreciation Rights by the substitution of options, stock appreciation rights and appropriate voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation to be issuable upon the exercise of Options or used to calculate payments upon the exercise of Stock Appreciation Rights, in lieu of options, stock appreciation rights and capital stock of the Company; or

                  (b) at least 30 days prior to the occurrence of the Fundamental Change, declare, and provide written notice to each holder of an Option or Stock Appreciation Right of the declaration, that each outstanding Option and Stock Appreciation Right, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of the Fundamental Change in exchange for payment to each holder of an Option or Stock Appreciation Right, within ten days after the Fundamental Change, of cash equal to (i) for each Share covered by the canceled Option, the amount, if any, by which the Fair Market Value (as hereinafter defined in this Section) per Share exceeds the exercise price per Share covered by such Option or (ii) for each Stock Appreciation Right, the price determined pursuant to Section 10, except that Fair Market Value of the Shares as of the date of exercise of the Stock Appreciation Right, as used in clause (i) of Plan Section 10, shall be deemed to mean Fair Market Value for each Share with respect to which the Stock Appreciation Right is calculated determined in the manner hereinafter referred to in this Section. At the time of the declaration provided for in the immediately preceding sentence, each Stock Appreciation Right that has been outstanding for at least six months and each Option shall immediately become exercisable in full and each person holding an Option or a Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option as to all or any part of the Shares covered thereby or the Stock Appreciation Right in whole or in part, as the case may be. In the event of a declaration pursuant to this Plan Section 17(b), each outstanding Option and Stock Appreciation Right granted pursuant to the Plan that shall not have been exercised prior to the Fundamental Change shall be canceled at the time of, or immediately prior to, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, no person holding an Option or a Stock Appreciation Right shall be entitled to the payment provided for in this Section 17(b) if such Option or Stock Appreciation Right shall have expired pursuant to the Agreement. For purposes of this Section only, "Fair Market Value" per Share shall mean the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Fundamental Change, notwithstanding anything to the contrary provided in the Plan.

         18. Forfeitures. An Agreement may provide that in the event a Participant has received or been entitled to payment of cash, delivery of Shares, or a combination thereof pursuant to an Award within six months prior to the Participant's termination of employment with the Company and its Affiliates, the Committee, in its sole discretion, may require the Participant to return or forfeit the cash and/or Shares received with respect to the Award (or its economic value as of (i) the date of the exercise of Options or Stock Appreciation Rights, (ii) the date of, and immediately following, the lapse of restrictions on Restricted Stock or the receipt of Shares without restrictions, or (iii) the date on which the right of the Participant to payment with respect to Performance Units vests, as the case may be) in the event of certain occurrences specified in the Agreement. The Committee's right to require forfeiture must be exercised within 90 days after discovery of such an occurrence but in no event later than 15 months after the Participant's termination of employment with the Company and its Affiliates. The occurrences may, but need not, include competition with the Company or any Affiliate, unauthorized disclosure of material proprietary information of the Company or any Affiliate, a violation of applicable business ethics policies of the Company or Affiliate or any other occurrence specified in the Agreement within the period or periods of time specified in the Agreement.

         19. Corporate Mergers, Acquisitions, Etc. The Committee may also grant Options, Stock Appreciation Rights, Restricted Stock or other Awards under the Plan having terms, conditions and provisions that vary from those specified in this Plan provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, restricted stock or other award granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party.

         20. Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor or Transferee. To the extent any person acquires a right to receive an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

         21. Limits of Liability.

                  (a) Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

                  (b) Except as may be required by law, neither the Company nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

         22. Compliance with Applicable Legal Requirements. No certificate for Shares distributable pursuant to this Plan shall be issued and delivered unless the issuance of the certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company's Shares may, at the time, be listed.

         23. Deferrals and Settlements. The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

         24. Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

         25. Beneficiary Upon Participant's Death. To the extent that the transfer of a Participant's Award at his or her death is permitted under an Agreement, a Participant's Award shall be transferable at death to the estate or to the person who acquires the right to succeed to the Award by bequest or inheritance.

         26. Change in Control Payments.

                  (a) Notwithstanding the provisions of Plan Section 17 above, if any Award, either alone or together with other payments in the nature of compensation to a Participant that are contingent on a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company or otherwise, would result in any portion thereof being subject to an excise tax imposed under Code Section 4999, or any successor provision, or would not be deductible in whole or in part by the Company, an affiliate of the Company (as defined in Code Section 1504, or any successor provision), or other person making such payments as a result of Code
         Section 280G, or any successor provision, such Award and/or such other benefits and payments shall be reduced (but not below zero) to the largest aggregate amount as will result in no portion thereof being subject to such an excise tax or being not so deductible.

                  (b) For purposes of Plan Section 26(a), (i) no portion of payments the receipt or enjoyment of which a Participant shall have effectively waived in writing prior to the date of distribution of an Award shall be taken into account; (ii) no portion of such Award, benefits and other payments shall be taken into account that in the opinion of tax counsel selected by the Company's independent auditors and acceptable to the Participant does not constitute a "parachute payment" within the meaning of Code Section 280G(b)(2), or any successor provision; and (iii) the value of any non-cash benefit or any deferred payment or benefit included in such payment shall be determined by the Company's independent auditors in accordance with the principles of Code Sections 280G(d)(3) and (4) or any successor provisions;

                  (c) Any Award not paid as a result of this Plan Section 26 or reduced to zero as a result of the limitations imposed hereby, shall remain outstanding in full force and effect in accordance with the other terms and provisions of this Plan.

         27. Requirements of Law.

                  (a) To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of Minnesota without regard to its conflicts of law principles and construed accordingly.

                  (b) In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not effect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         28. Termination of Other Plan. Effective upon the approval of the Plan by the Company's shareholders on January 22, 1997, the Company's 1994 Omnibus Stock Plan and the Company's Directors' Nonstatutory Stock Option Plan ("Prior Plans") terminated. Thereafter, all grants and awards made under the Prior Plans prior to the approval by the shareholders shall continue in accordance with the terms of the Prior Plans.